LP Building Solutions Announces Quarterly Dividend
NASHVILLE, Tenn. (May 1, 2026) – Louisiana-Pacific Corporation (NYSE: LPX) today announced that its Board of Directors has declared a quarterly cash dividend to common stockholders of $0.30 per share. The dividend will be payable on May 28, 2026, to stockholders of record as of May 14, 2026.
About LP Building Solutions
As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood products that meet the demands of builders, remodelers and homeowners worldwide. LP’s extensive portfolio of innovative and dependable products includes Siding (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding, and LP® Outdoor Building Solutions®), LP® Structural Solutions (LP® FlameBlock® Fire-Rated Sheathing, LP BurnGuard™ FRT OSB, LP WeatherLogic® Air & Water Barrier, LP® TechShield® Radiant Barrier Sheathing, LP Legacy® Premium Sub-Flooring, and LP® TopNotch® 350 Durable Sub-Flooring) and LP® Oriented Strand Board. In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while shareholders build lasting value. Headquartered in Nashville, Tennessee, LP operates over 20 manufacturing facilities across North and South America. For more information, visit LPCorp.com.